As filed with the Securities and Exchange Commission on December 31, 2009
                                       Registration No. 333-142212


                           UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549


            Post Effective Amendment No. 4 to

                            FORM S-1
        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                    FLORHAM CONSULTING CORP.
             (Name of Registrant in Its Charter)

 Delaware                               7379                  20-2329345
______________________________   __________________________  _________________
(State or Other Jurisdiction of (Primary Standard Industrial (IRS Employer
 Incorporation or Organization)  Classification Code Number) Identification No)


                       64 Beaver Street, Suite 233
                  New York, New York 10004 (646) 206-8280
       (Address and telephone number of Principal Executive Offices)

                       64 Beaver Street, Suite 233
                  New York, New York 10004 (646) 206-8280
               (Address of principal place of business)

                     Mr. David Stahler, President
                       Florham Consulting Corp.
                      64 Beaver Street, Suite 233
                        New York, New York 10004
                        Telephone: (646) 206-8280
                          Fax: (646) 219-5742
          (Name, address and telephone number of agent for service)


                Please send a copy of all communications to:
                          David Selengut, Esq.
                     Ellenoff Grossman & Schole LLP



                        370 Lexington Avenue
                       New York, New York 10017
                      Telephone: (212) 370-1300
                        Fax: (212) 370-7889

     Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act (check one)

[  ]  Large Accelerated filer

[  ]  Accelerated filer

[  ]  Non-accelerated filer

(Do not check if smaller reporting company)

[X]  Smaller reporting company



CALCULATION OF REGISTRATION FEE

                                                             Proposed maximum    Proposed maximum
       Title of each class of              Amount to        Offering price per       Aggregate           Amount of
     Securities to be registered         Be registered           unit (1)         offering price      registration fee
-------------------------------------- ------------------- --------------------- ------------------ ---------------------
Common Stock, par value $.0001 per
share                                        65,700             $1.50                 $98,550*            $30.70*
-------------------------------------- ------------------- --------------------- ------------------ ---------------------


 * previously paid

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) promulgated under the Securities Act of 1933, as amended, based on the maximum proposed initial offering price of $1.50 for the 65,700 shares of common stock offered hereby.

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

     THIS FILING IS BEING MADE SOLELY TO WITHDRAW THIS REGISTRATION STATEMENT ON FORM S-1 (FILE NO. 333-142212) AS OF THE DATE OF THIS FILING.



PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED December 31, 2009

PROSPECTUS
                         65,700 Shares
                     FLORHAM CONSULTING CORP.
                          Common Stock

     The selling stockholders may offer and sell from time to time up to an aggregate of 65,700 shares of our common stock that they own. For information concerning the selling stockholders and the manner in which they may offer and sell shares of our common stock, see "Selling Stockholders" and "Plan of Distribution" in this prospectus.

     We will not receive any proceeds from the sale by the selling stockholders of their shares of common stock. We will pay the cost of the preparation of this prospectus.

     Investing in shares of our common stock involves a high degree of risk. You should purchase our common stock only if you can afford to lose your entire investment. See "Risk Factors," which begins on page 7.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The selling stockholders have not engaged any underwriter in connection with the sale of their shares of common stock. The selling stockholders may sell their shares of common stock in the public market based on the market price at the time of sale or at negotiated prices. The selling stockholders may also sell their shares in transactions that are not in the public market in the manner set forth under "Plan of Distribution."

The date of this Prospectus is December 31, 2009.


     The information in this prospectus is not complete any may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.


     You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to provide you with information concerning us, except for the information contained in this prospectus. The information contained in this prospectus is complete and accurate only as of the date on the front cover page of this prospectus, regardless when the time of delivery of this prospectus or the sale of any common stock. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

TABLE OF CONTENTS
----------------------------------------------------------------------- ------
Prospectus Summary                                                       5

Risk Factors                                                             7

Forward-Looking Statements                                              13

Use of Proceeds                                                         13

Selling Stockholders                                                    13

Plan of Distribution                                                    18

Market for Common Stock                                                 19

Management's Discussion and Analysis of Financial
Condition and Results of Operations                                     20

Business                                                                22

Management                                                              25

Principal Stockholders                                                  26

Certain Relationships and Related Transactions                          26

Description of Capital Stock                                            27

Experts                                                                 29

Legal Matters                                                           29

How to Get More Information                                             29

Financial Statements                                                   F-1

PROSPECTUS SUMMARY


     This summary does not contain all of the information that is important to you. You should read the entire prospectus, including the Risk Factors and our financial statements and related notes appearing elsewhere in this prospectus before making an investment decision.

Our Business


     We are a New York based company established in 2005 to offer Internet professional services. We provide our clients with an integrated set of strategic, creative and technology services that enable them to effect and maximize their Internet business. These services help our clients create and enhance relationships with their customers, staff, business partners and suppliers.


     Our strategic services include advising clients on developing business models for their Internet activities, identifying opportunities to improve operational efficiencies through online opportunities and planning for the operations and organization necessary to support an online business. Our creative services include developing graphic designs and Web sites for our clients. Our technology services include recommending and installing appropriate hardware and software networks to enable online sales, support and communication. We also manage the hosting of clients' websites in certain cases.


     As of December 31, 2008, we had performed consulting or other services for seven clients.


     We believe that our business can grow in two ways. The first would be to expand internally by hiring more employees, completing additional consulting design projects, entering into additional consulting agreements and/or partnering with third parties. The second would be through acquisitions or mergers with other entities in our or other businesses.


     We are a Delaware corporation organized in February 2005. Our address is 64 Beaver Street, Suite 233, New York, New York 10004, telephone: 646/ 206-8280 fax: 646/219-5742.

     References to "we," "us," "our" and similar words refer to Florham Consulting Corp.,

Sale of Securities to the Selling Stockholders

     In March 2007, we sold, in a private placement, 657 units, each unit consisting of 100 shares of common stock, at $1.00 per share, to 96 accredited investors. No brokerage commissions or other compensation was paid to any third party with respect to the units sold in the private placement. The shares sold in the private placement have been registered pursuant to this Registration Statement.

The Offering

Common Stock Offered:                   The selling stockholders are offering a
                                        total of 65,700 shares of common stock

Outstanding Shares of Common Stock:     166,700 shares(1)


Use of Proceeds:                        We will receive no proceeds from the
                                        sales of any shares by the selling
                                        stockholders.

(1) Does not include 930,000 shares of common stock issuable upon exercise of warrants held by certain of our stockholders.

Summary Financial Information

     The following information as at December 31, 2008 and December 31, 2007 has been derived from our audited financial statements, which appear elsewhere in this prospectus.

Balance Sheet Information:

                                     December 31, 2008        December 31, 2007
                                     -----------------        -----------------


Working capital                       $ 36,561                   $ 52,817

Total assets                          $ 43,378                   $ 58,411

Retained earnings
(accumulated deficit)                 $(55,139)                  $(38,883)

Stockholders' equity                  $ 36,561                   $ 52,817

RISK FACTORS

     An investment in our securities involves a high degree of risk. In determining whether to purchase our securities, you should carefully consider all of the material risks described below, together with the other information contained in this prospectus before making a decision to purchase our securities. You should only purchase our securities if you can afford to suffer the loss of your entire investment.

     Risks That Relate to Our Business

     We have a very limited operating history, limited revenues and only minimal assets.

     We have a very limited operating history and limited revenues to date. We have no significant assets or financial resources. We have had losses and they are likely to continue in the near future. No assurance can be given that we will be able to develop our business organically or through mergers or acquisitions.

We need to obtain financing in order to continue our operations.

     On a prospective basis, we will require both short-term financing for operations and long-term capital to fund our expected growth. We have no existing bank lines of credit and have not established any definitive sources for additional financing. Based on our current operating plan, we have enough cash to meet our anticipated cash requirements for approximately 12 months. We will likely require additional funds if we want to fully implement our business plan and take advantage of evolving market conditions. Additional financing may not be available to us, or if available, then it may not be available upon terms and conditions acceptable to us. If adequate funds are not available, then we may be required to delay, reduce or eliminate product development or marketing programs. Our inability to take advantage of opportunities in the industry because of capital constraints may have a material adverse effect on our business and our prospects.

     We face intense competition, which could harm our business.

     Our market is relatively new, intensely competitive, highly fragmented and subject to rapid technological change. We expect competition to intensify and increase over time because:

o there are few barriers to entering the Internet professional services market;

o    our industry is consolidating; and

o    many of our competitors are forming cooperative relationships.

     We compete against other Internet professional services firms, as well as a number of different types of companies that are not exclusively in the Internet professional services business.

     Almost all of our competitors have longer operating histories, greater name recognition, larger established client bases, longer client relationships and significantly greater financial, technical, personnel and marketing resources than we do. Our competitors may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential clients, employees and strategic partners. Further, our competitors may perform Internet services that are equal or superior to our services or that achieve greater market acceptance than our services. We have no patented or other proprietary technology that would limit competitors from duplicating our services. We must rely on the skills of our personnel and the quality of our client service.

     Increased competition is likely to result in price reductions, reduced gross margins additional marketing expenses and loss of market share, any of which would have a material adverse effect on our business, results of operations and financial condition. We cannot assure you that we will be able to compete successfully against existing or future competitors.

     Our efforts to raise awareness of our corporate identity may not be successful, which may limit our ability to expand our client base and attract acquisition candidates and employees.

     We believe that building our corporate identity is critical for attracting and expanding our client base and attracting employees. If we do not continue to build our corporate identity, we may not be able to effect our strategy. We also believe that reputation and name recognition will grow in importance as the number of companies competing in the market for Internet professional services increases. Our success will be predicated on providing high quality, reliable and cost-effective services. If clients do not deem our services as meeting their needs, or if we fail to market our services effectively, we will be unsuccessful in maintaining and strengthening our corporate identity.

     If we do not keep pace with technological changes, our services may become less competitive and our business could suffer.

     Our market is characterized by rapidly changing technologies, frequent new product and service introductions, and evolving industry standards. If we cannot keep pace with these changes our services could become less competitive and our business could suffer. To achieve our goals, we need to provide services that keep pace with continuing changes in industry standards, information technology and client preferences. We may be unable to develop and introduce new services or enhancements to existing services in a timely manner or in response to changing market conditions or client requirements. This would materially and adversely affect our business, results of operations and financial condition.

     The market for our services and our revenue growth depend on our current and potential clients accepting and employing the Internet.

     Since we expect to derive most of our revenues from providing Internet professional services, our future success is dependent on increased use of the Internet as a marketplace. If the Internet develops as a viable marketplace more slowly than expected, our business, results of operations and financial condition could materially suffer. Most of our current or potential clients have limited experience with Internet marketing and may determine that the Internet is not an effective method for expanding their businesses. We cannot assure you that the market for Internet professional services will continue to grow or become sustainable.

     Governmental regulations regarding the Internet may be enacted which could impede our business.

     To date, governmental regulations have not materially restricted the use of the Internet by most companies. However, laws and regulations relating to the Internet may change. New laws and regulations, or new interpretations of existing laws and regulations, could impact us directly, by regulating our operations or imposing additional taxes on the services we provide, which could adversely impact our results and operations. These regulations could restrict our ability to provide our services or increase our costs of doing business.

     In addition, new laws could impact us indirectly by preventing our clients from delivering products and services over the Internet or slowing the growth of the Internet. New laws relating to sales and other taxes, user privacy, pricing controls, consumer protection and international commerce may limit the growth of the Internet as a commercial vehicle. In addition, unfavorable judicial interpretation of existing laws, and the adoption of new laws, regarding liability for libel and defamation and copyright, trademark and patent infringement may extend liability to Web site owners. If these new laws decrease the acceptance of e-commerce and other aspects of the Internet, our clients may be harmed and, as a consequence, our revenue growth and growth in demand for our services would be limited and our business, results of operations and financial condition would be adversely affected.

     If we fail to deliver quality services or fulfill client needs, or if our services harm our clients' businesses, we may face additional expenses, losses or negative publicity.

     Many of our engagements involve projects that are critical to the operations of our clients' businesses. If we cannot complete engagements to our clients' expectations and on a timely basis, we could materially harm our clients' operations. This could damage our reputation, subject us to increased risk of litigation or force us to redesign the project. Any of these events could have a material adverse effect on our business, results of operations and financial condition. Currently we do not carry general liability insurance coverage. The successful assertion of one or more significant claims against us could have a material adverse effect on our business, results of operations and financial condition.

     We may be subject to liability if our services or solutions for our clients infringe upon the intellectual property rights of others.

     It is possible that in performing services for our clients, we may inadvertently infringe upon the intellectual property rights of others. In such event, the owner of the intellectual property may commence litigation seeking damages and an injunction against both us and our client, and the client may bring a claim against us. Any infringement litigation would be costly, regardless of whether we ultimately prevail. Even if we prevail, we will incur significant expenses and our reputation would be hurt, which would affect our ability to generate business and the terms on which we would be engaged, if at all.

     We are dependent upon our management and we need to engage additional skilled personnel.

     Our success depends in large part on the skills and efforts of our only officer, our president and chief executive officer, David Stahler. The loss of the services of Mr. Stahler could have a material adverse effect on the development and success of our business. Mr. Stahler has an employment agreement with us that requires him to devote such of his working time to our business as we and Mr. Stahler determine is necessary for the performance of his duties under his employment agreement. We have not obtained key man insurance on the life of Mr. Stahler. Our future success will depend in part upon our ability to attract and retain additional qualified management and technical personnel. Competition for such personnel is intense and we will compete for qualified personnel with numerous other employers, almost all of which have significantly greater financial and other resources than we. We may experience increased costs in order to retain and attract skilled employees. Our failure to attract additional personnel or to retain the services of key personnel and independent contractors could have a material adverse effect on our ability to operate profitably.

     If we make any acquisitions, they may disrupt or have a negative impact on our business.

     If we make acquisitions, we could have difficulty integrating the acquired companies' personnel and operations with our own. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the effect expansion may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions are accompanied by a number of inherent risks, including, without limitation, the following:

o    the difficulty of integrating acquired products, services or operations;

o the potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;

o difficulties in complying with regulations in other countries that relate to our businesses;

o difficulties in maintaining uniform standards, controls, procedures and policies;

o the potential impairment of relationships with employees and customers as a result of any integration of new management personnel;

o the potential inability or failure to achieve additional sales and enhance our customer base through cross-marketing of the products to new and existing customers;

o the effect of any government regulations which relate to the business acquired;

o potential unknown liabilities associated with acquired businesses or product lines, or the need to spend significant amounts to retool, reposition or modify the marketing and sales of acquired products or the defense of any litigation, whether of not successful, resulting from actions of the acquired company prior to our acquisition;

o difficulties in disposing of the excess or idle facilities of an acquired company or business and expenses in maintaining such facilities; and

o potential expenses under the labor, environmental and other laws of other countries.


     Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with an acquisition, many of which cannot be presently identified. These risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations. Further, the commencement of business in other countries may be subject to significant risks in areas which we are not able to prepare for in advance.

No Dividends.

     We have not paid any dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of our business and we may never pay cash dividends.

Risks Concerning our Securities.

     Although our stock is currently traded on the NASDAQ Electronic Bulletin Board, we cannot predict when or whether an active market for our common stock will develop.

     While our common stock is currently traded on the NASDAQ Electronic Bulletin Board, we cannot assure you that any significant trading market for our stock will develop. In the absence of an active trading market, you may have difficulty buying and selling or obtaining market quotations for our stock; the market visibility for our stock may be limited, and the lack of visibility for our common stock may have a depressive effect on the market price for our common stock.

     Our stock price may be affected by our failure to meet projections and estimates of earnings developed either by us or by independent securities analysts.

     Our operating results may fall below the expectations of securities analysts and investors as well as our own projections. In this event, the market price of our common stock would likely be materially adversely affected.

     The registration and sales of common stock being sold pursuant to this prospectus may have a depressive effect upon the market for our common stock.

     We have a minimal public float, and the shares of common stock being offered by this prospectus constitute a not insignificant portion of the outstanding shares of our common stock. If the selling stockholders sell a significant number of shares of common stock, the market price of our common stock may decline.

     Because we may be subject to the "penny stock" rules, you may have difficulty in selling our common stock.

     If a public market develops for our common stock and if our stock price is less than $5.00 per share, our stock may be subject to the SEC's penny stock rules, which impose additional sales practice requirements and restrictions on broker-dealers that sell our stock to persons other than established customers and institutional accredited investors. The application of these rules may affect the ability of broker-dealers to sell our common stock and may affect your ability to sell any common stock you may own.

     According to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

o Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;


o Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;


o    "Boiler  room"   practices   involving  high  pressure  sales  tactics  and
     unrealistic price projections by inexperienced sales persons;


o Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and


o The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.


     As an issuer of "penny stock' the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

     Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, if we are a penny stock we will not have the benefit of this safe harbor protection in the event of any based upon a claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

     The exercise of outstanding warrants may have a dilutive effect on the price of our common stock.

     To the extent that outstanding warrants are exercised, dilution to our stockholders may occur. Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely affected, since the holders of the outstanding warrants can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than the exercise terms provided by the outstanding options and warrants.

     Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

     The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the Commission, the New York and American Stock Exchanges and the NASDAQ Stock Market as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the NASDAQ Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted all of these measures. As of the date of this prospectus, we are not in compliance with requirements relating to the distribution of annual and interim reports, the holding of stockholders meetings and solicitation of proxies for such meeting and requirements for stockholder approval for certain corporate actions. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

 Reporting requirements may delay or preclude acquisition.

     Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act") requires companies subject thereto to provide certain information about significant acquisitions including audited financial statements for the company acquired covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target companies to prepare such financial statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by us. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

     Our officers and directors have limited liability and have indemnity rights which may discourage stockholders from bringing an action against them.

     Our Certificate of Incorporation provides that we will indemnify our officers and directors against losses sustained or liabilities incurred which arise from any transaction in that officer's or director's respective managerial capacity unless that officer or director violates a duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend, or derived an improper benefit from the transaction. Our Certificate of Incorporation also provides for the indemnification by us of our officers and directors against any losses or liabilities incurred as a result of the manner in which the officers and directors operate our business or conduct our internal affairs, provided that in connection with these activities they act in good faith and in a manner which they reasonably believe to be in, or not opposed to, our best interests of and their conduct does not constitute gross negligence, misconduct or breach of fiduciary obligations. The existence of these provisions may discourage holders of our Common Stock from bringing an action against management because we may be responsible for paying all costs associated therewith, which could negatively impact the value of our Common Stock.

     Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and operating results. In addition, current and potential stockholders could lose confidence in our financial reporting, which could have a material adverse effect on our stock price.

     Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed. We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires annual management assessments of the effectiveness of our internal controls over financial reporting for the year ending December 31, 2008 and a report by our independent registered public accounting firm addressing these assessments for the year ending December 31, 2009. During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Failure to achieve and maintain an effective internal control environment could also cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.


     Transfers of our securities may be restricted by virtue of state securities "blue sky" laws which prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

     Transfers of our common stock may be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "blue sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions may prohibit the secondary trading of our common stock. Investors should consider the secondary market for our securities to be a limited one.

FORWARD-LOOKING STATEMENTS

     Statements  in  this  prospectus  may  be   "forward-looking   statements."
Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this prospectus, including the risks described under "Risk Factors," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in this prospectus and in other documents which we file with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to demand for our services, our ability to diversify our client base and enter new markets for our services, market and customer acceptance, our ability to raise any financing which we may require for our operations, competition, government regulations and requirements, pricing and development difficulties, our ability to make acquisitions and successfully integrate those acquisitions with our business, as well as general industry and market conditions and growth rates, and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this prospectus.

USE OF PROCEEDS

     We will not receive any proceeds from the sale by the selling stockholders of their common stock.

SELLING STOCKHOLDERS

     The following table sets forth the names of the selling stockholders, the number of shares of common stock owned beneficially by the selling stockholders as of April 9, 2009, the number of shares of our common stock that may be offered by the selling stockholders pursuant to this prospectus and the number of shares owned by the selling stockholders after completion of the offering. Except for David Stahler who will beneficially own 50,000 shares after completion of this offering, no selling stockholder will own more than 1% of our outstanding common stock after the sale of shares owned by such selling stockholder. The table and the other information contained under the captions "Selling Stockholders" and "Plan of Distribution" has been prepared based upon information furnished to us by or on behalf of the selling stockholders.


Name                                                           Shares        Shares            Shares
                                                             Beneficially    Being           owned after
                                                                Owned         Sold           offering
                                                             -------------  ------------    ----------

David Stahler                                                   53,600         3,600          50,000

Jay R Fialkoff                                                   7,400          7,400             -

Venturetek LP(1)                                                 7,000          7,000             -

Esther Stahler(2)                                                5,200          5,200             -

Ruki Renov(3)                                                    5,200          5,200             -

Eli Renov                                                        3,600          3,600             -

Jamie Stahler                                                    3,600          3,600             -

Michael Binnion                                                  2,000          2,000             -


                                -13-

Alan Blisko                                                      1,800          1,800             -

Jill Blisko                                                      1,800          1,800             -

Karen Renov                                                      1,800          1,800             -

LDP Family Partnership LP(4)                                     1,800          1,800             -

Nathan Renov                                                     1,800          1,800             -

Tova Renov                                                       1,800          1,800             -

The Telmarc Group, LLC(5)                                        1,100          100            1,000

Adam Katz                                                        1,000          1,000             -

Joseph Kauderer                                                  1,000          1,000             -

Kamy Roditi                                                      1,000          1,000             -

Lester Wolff                                                     1,000          1,000             -

Martina Kauderer                                                 1,000          1,000             -

Ari Renov                                                        500            500               -

Avi Stahler                                                      500            500               -

Daniel Stahler                                                   500            500               -

Kenneth J. Renov                                                 500            500               -

Kinder Investments LP(6)                                         500            500               -

Lauretta Lerner                                                  500            500               -

Lisa Stahler                                                     500            500               -

Martin Lerner                                                    500            500               -

Abraham Soudry                                                   200            200               -

Deborah Gilman                                                   200            200               -

Edmund Depaz                                                     200            200               -

Esther Stahler CUST FOR  Benji Renov UGMA NY                     200            200               -

Esther Stahler CUST FOR  Emily Renov UGMA NY                     200            200               -

Gregg Gilman                                                     200            200               -

Louis Cattaruzza                                                 200            200               -

Natalya Dana                                                     200            200               -

Nathan Renov CUST FOR  Ilana Renov UGMA NY                       200            200               -

Tova Katz CUST FOR  Aaron Katz UGMA NY                           200            200               -

Tova Katz CUST FOR Eliezer Katz UGMA NY                          200            200               -

Tova Katz CUST FOR Malka Katz UGMA NY                            200            200               -

Tova Katz CUST FOR Naftali Yehuda Katz UGMA NY                   200            200               -

Vince Vellardita                                                 200            200               -

Alex Kofman                                                      100            100               -

Alyssa Cohen                                                     100            100               -



                                        -14-

Andrea Fialkoff                                                  100            100               -

Asher S. Levitsky PC defined benefit plan(7)                     100            100               -

Barbara Katz                                                     100            100               -

Bryna Selengut                                                   100            100               -

Daniel Family LP(8)                                              100            100               -

David Family LP(9)                                               100            100               -

Deborah Katz                                                     100            100               -

Dov Perlysky(10)                                                 100            100               -

Elvira Khokhlov                                                  100            100               -

Gail Mulvihill                                                   100            100               -

Harold Katz                                                      100            100               -

Ilan Ventures LLC(11)                                            100            100               -

Irena Kofman                                                     100            100               -

Irving Selengut                                                  100            100               -

Irving Weisen                                                    100            100               -

Jamie Family LP(12)                                              100            100               -

Jane Sherman                                                     100            100               -

Jash Group Inc.(13)                                              100            100               -

Jay Greenbaum                                                    100            100               -

Larry Binnion                                                    100            100               -

Laya Perlysky(14)                                                100            100               -

Leonid Kofman                                                    100            100               -

Lisi Family LP(15)                                               100            100               -

Louis Gilman                                                     100            100               -

Masha Pruss                                                      100            100               -

Pamela Greenbaum                                                 100            100               -

Renov Investments LLC(16)                                        100            100               -

Rob Millstone                                                    100            100               -

Ruki Renov CUST FOR Akiva Yair Perlysky UGMA NY                  100            100               -

Ruki Renov CUST FOR Atara Perlysky UGMA NY                       100            100               -

Ruki Renov CUST FOR Avigail Perlysky UGMA NY                     100            100               -

Ruki Renov CUST FOR Ayala Perlysky UGMA NY                       100            100               -

Ruki Renov CUST FOR Eitan Perlysky UGMA NY                       100            100               -

Ruki Renov CUST FOR Elana Stahler UGMA NY                        100            100               -

Ruki Renov CUST FOR Eli Stahler UGMA NY                          100            100               -

Ruki Renov CUST FOR Emily Stahler UGMA NY                        100            100               -

Ruki Renov CUST FOR Naftali Perlysky UGMA NY                     100            100               -

Ruki Renov CUST FOR Shira Perlysky UGMA NY                       100            100               -

Ruki Renov CUST FOR Tova Perlysky UGMA NY                        100            100               -


                                        -15-


Sarah McGarty                                                    100            100               -

Sergei Khokhlov                                                  100            100               -

Shayna Millstone                                                 100            100               -

Shayna Millstone CUST FOR Alexander Millstone UGMA NY            100            100               -

Shayna Millstone CUST FOR Eliana Millstone UGMA NY               100            100               -

Shayna Millstone CUST FOR Michael Millstone UGMA NY              100            100               -

Sheila Gilman                                                    100            100               -

Shelley Spindel                                                  100            100               -

Shlomo Katz                                                      100            100               -

Steve Cohen                                                      100            100               -

Steve Sherman                                                    100            100               -

Sutton Partners LP(17)                                           100            100               -

Vitaly Pruss                                                     100            100               -


(1) David Selengut, the manager of TaurusMax LLC, which is the general partner of Venturetek LP, has sole voting and dispositive power over the shares beneficially owned by Venturetek. The shares beneficially owned by Venturetek do not include 100 shares of common stock held by Sutton Partners LP whose general partner is also TaurusMax LLC.

(2) The shares beneficially owned by Ms. Stahler do not include (i) 100 shares of common stock held by David Family LP, of which Ms. Stahler is general partner, (ii) 100 shares of common stock held by Daniel Family LP, of which Ms. Stahler is general partner, (iii) 100 shares of common stock held by Jamie Family LP, of which Ms. Stahler is general partner, (iv) 100 shares of common stock held by Lisi Family LP, of which Ms. Stahler is general partner and (iv) 400 shares in total held by Ms. Stahler as custodian for her niece and nephew, both minors.

(3) The shares beneficially owned by Ms. Renov do not include (i) 100 shares of common stock held by Ilan Ventures LLC, of which Ms. Renov is manager, (ii) 100 shares of common stock held by Renov Investments LLC, of which Ms. Renov is manager, and (iii) 1,100 shares of common stock in total held by Ms. Renov as custodian for 11 of her minor nieces and nephews.

(4) Laya Perlysky, as general partner, has voting and dispositive power over the shares beneficially owned by LDP Family Partnership LP. The number of shares beneficially owned by LDP Family Partnership does not include (i) 5,000 shares of common stock owned by Krovim LLC, of which Dov Perlysky, the husband of Laya Perlysky, is the managing member of the manager, (ii) 500 shares of common stock owned by Kinder Investments LP, of which Dov Perlysky is the managing member of the manager, (iii) 100 shares of common stock owned by Dov Perlysky individually and (iv) 100 shares of common stock owned by Ms. Perlysky individually. Ms. Perlysky and LDP Family Partnership disclaim beneficial ownership of the shares held by Krovim LLC, Kinder Investments LP and Dov Perlysky.

(5) Dr. Terrence McGarty is the managing member of The Telmarc Group LLC and has sole voting and dispositive power over the shares owned by Telmarc Group. The number of shares beneficially owned by Telmarc Group does not include 100 shares of common stock owned by Dr. McGarty's wife, Sarah McGarty. Dr. McGarty and The Telmarc Group disclaim beneficial ownership of the shares held by Sarah McGarty.

(6) Dov Perlysky, the managing member of Nesher LLC, which is the manager of Kinder Investments LP, has sole voting and dispositive power over the shares beneficially owned by Kinder Investments. The shares beneficially owned by Kinder Investments do not include (i) 5,000 shares of common stock held by Krovim LLC, (ii) 1,800 shares of common stock held by LDP Family Partnership LP, of which Laya Perlysky, the wife of Dov Perlysky, is the general partner, (iii) 100 shares of common stock held by Laya Perlysky individually and (iv) 100 shares of common stock owned by Mr. Perlysky individually. Mr. Perlysky, the managing member of Nesher LLC, which is the manager of Krovim LLC and the general partner of Kinder Investments, has sole voting and dispositive power over the shares beneficially owned by Krovim and Kinder Investments. Mr. Perlysky and Kinder Investments disclaim beneficial ownership of the shares held by LDP Family Partnership and Laya Perlysky.

(7) Asher Levitsky, trustee of the Asher S. Levitsky PC Defined Benefit Plan, has voting and dispositive power over these shares.

(8) Esther Stahler, general partner of Daniel Family LP, has voting and dispositive power over the shares held by Daniel Family LP. The shares beneficially owned by Daniel Family LP do not include (i) 5,200 shares of common stock held by Ms. Stahler individually, (ii) 100 shares of common stock held by David Family LP, of which Ms. Stahler is general partner,
     (iii) 100 shares of common stock held by Jamie Family LP, of which Ms. Stahler is general partner, (iv) 100 shares of common stock held by Lisi Family LP, of which Ms. Stahler is general partner or (iv) 400 shares in total held by Ms. Stahler as custodian for her niece and nephew, both minors.

(9) Esther Stahler, general partner of David Family LP, has voting and dispositive power over the shares held by David Family LP. The shares beneficially owned by David Family LP do not include (i) 5,200 shares of common stock held by Ms. Stahler individually, (ii) 100 shares of common stock held by Daniel Family LP, of which Ms. Stahler is general partner,
     (iii) 100 shares of common stock held by Jamie Family LP, of which Ms. Stahler is general partner, (iv) 100 shares of common stock held by Lisi Family LP, of which Ms. Stahler is general partner or (iv) 400 shares in total held by Ms. Stahler as custodian for her niece and nephew, both minors.

(10) The shares beneficially owned by Mr. Perlysky do not include (i) 5,000 shares of common stock held by Krovim LLC, (ii) 1,800 shares of common stock held by LDP Family Partnership LP, of which Laya Perlysky, the wife of Dov Perlysky, is the general partner, (iii) 100 shares of common stock held by Laya Perlysky and (iv) 500 shares of common stock held by Kinder Investments LP. Mr. Perlysky, the managing member of Nesher LLC, which is the manager of Krovim LLC and general partner of Kinder Investments LP, has sole voting and dispositive power over the shares beneficially owned by Krovim and Kinder Investments. Mr. Perlysky disclaims beneficial ownership of the shares held by LDP Family Partnership and Laya Perlysky.

(11) Ruki Renov, manager of Ilan Ventures LLC, has voting and dispositive power over the shares owned by Ilan Ventures. The shares beneficially owned by Ilan Ventures do not include (i) 5,200 shares of common stock owned by Ms. Renov individually, (ii) 100 shares of common stock held by Renov Investments LLC, of which Ms. Renov is manager, and (iii) 1,100 shares of common stock in total held by Ms. Renov as custodian for 11 of her minor nieces and nephews.

(12) Esther Stahler, general partner of Jamie Family LP, has voting and dispositive power over the shares held by Jamie Family LP. The shares beneficially owned by Jamie Family LP do not include (i) 5,200 shares of common stock held by Ms. Stahler individually, (ii) 100 shares of common stock held by Daniel Family LP, of which Ms. Stahler is general partner,
     (iii) 100 shares of common stock held by David Family LP, of which Ms. Stahler is general partner, (iv) 100 shares of common stock held by Lisi Family LP, of which Ms. Stahler is general partner or (iv) 400 shares in total held by Ms. Stahler as custodian for her niece and nephew, both minors.

(13) Howard Spindel, senior vice-president of Jash Group Inc., has voting and dispositive power over these shares.

(14) The shares beneficially owned by Laya Perlysky do not include (i) 1,800 shares of common stock held by LDP Family Partnership LP, of which Ms. Perlysly is general partner, (ii) 5,000 shares of common stock owned by Krovim LLC, of which Dov Perlysky, the husband of Laya Perlysky, is the managing member of the manager, (iii) 500 shares of common stock owned by Kinder Investments LP, of which Dov Perlysky is the managing member of the manager, and (iv) 100 shares of common stock owned by Dov Perlysky individually. Ms. Perlysky and LDP Family Partnership disclaim beneficial ownership of the shares held by Krovim LLC, Kinder Investments LP and Dov Perlysky.

(15) Esther Stahler, general partner of Lisi Family LP, has voting and dispositive power over the shares held by Lisi Family LP. The shares beneficially owned by Lisi Family LP do not include (i) 5,200 shares of common stock held by Ms. Stahler individually, (ii) 100 shares of common stock held by Daniel Family LP, of which Ms. Stahler is general partner,
     (iii) 100 shares of common stock held by Jamie Family LP, of which Ms. Stahler is general partner, (iv) 100 shares of common stock held by David Family LP, of which Ms. Stahler is general partner and (iv) 400 shares in total held by Ms. Stahler as custodian for her niece and nephew, both minors.

(16) Ruki Renov, manager of Renov Investments LLC, has voting and dispositive power over the shares owned by Renov Investments. The shares beneficially owned by Renov Investments do not include (i) 5,200 shares of common stock owned by Ms. Renov individually, (ii) 100 shares of common stock held by Ilan Ventures LLC, of which Ms. Renov is manager, and (iii) 1,100 shares of common stock in total held by Ms. Renov as custodian for 11 of her minor nieces and nephews.

(17) David Selengut, the manager of TaurusMax LLC, which is the general partner of Sutton Partners LP, has sole voting and dispositive power over the shares beneficially owned by Sutton Partners. The shares beneficially owned by Sutton Partners do not include 7,000 shares of common stock held by Venturetek LP.

Except for David Stahler and Terrence McGarty, managing member of The Telmarc Group LLC and our former President, none of the selling stockholders has, or within the past three years has had, any position, office or material relationship with us or any of our predecessors or affiliates.

PLAN OF DISTRIBUTION

     The selling stockholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions or by gift. These sales may be made at fixed or negotiated prices. The selling stockholders may sell their shares of common stock in the public market based on the market price at the time of sale or at negotiated prices. Subject to the foregoing, the selling stockholders may use any one or more of the following methods when selling or otherwise transferring shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which a broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o sales to a broker-dealer as principal and the resale by the broker-dealer of the shares for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o    privately negotiated transactions, including gifts;

o    covering short sales made after the date of this prospectus;

o pursuant to an arrangement or agreement with a broker-dealer to sell a specified number of such shares at a stipulated price per share;

o    a combination of any such methods of sale; and

o any other method of sale permitted pursuant to applicable law. The selling stockholders may also sell shares pursuant to Rule 144 or Rule 144A under the Securities Act, if available, rather than pursuant to this prospectus.

     Broker-dealers engaged by the selling stockholders may arrange for other brokers dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     A selling stockholder may from time to time pledge or grant a security interest in some or all of the shares or common stock or warrant owned by them and, if the selling stockholder defaults in the performance of the secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

     In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling stockholders may, after the date of this prospectus, also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge their common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

     In the event of a transfer by a selling stockholder of the common stock other than a transfer pursuant to this prospectus or Rule 144 of the SEC, we may be required to amend or supplement this prospectus in order to name the transferee as a selling stockholder.

     The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

     Because the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. Federal securities laws, including Regulation M, may restrict the timing of purchases and sales of our common stock by the selling stockholders and any other persons who are involved in the distribution of the shares of common stock pursuant to this prospectus. To our knowledge, none of the selling stockholders have an agreement or understanding with any broker-dealer with respect to the sale of their shares except as set forth below.

     None of our selling shareholders are broker-dealers. Other than Steven Sherman, Jane Sherman, Jay Greenbaum, Pamela Greenbaum, Steven Cohen, Alyssa Cohen, Robert Millstone, Shayna Millstone and Shayna Millstone as custodian for Alexander Millstone, Eliana Millstone and Michael Millstone, none of our selling stockholders are affiliates of broker-dealers. Selling stockholders who are broker-dealers or affiliates of broker-dealers will be deemed underwriters in connection with their sales. The selling stockholders who are affiliates and employees of broker-dealers purchased their shares in the ordinary course and, at the time of purchasing the securities they had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

     We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

MARKET FOR COMMON STOCK

The Company's Common Stock was admitted for quotation on the OTCBB on April
29, 2008. The following table sets forth for the periods indicated the range of high and low bid information per share of the common stock on the OTCBB.
                                                      High            Low
                                                      -----          -----
2008 Second Quarter (beginning April 29, 2008)        $2.25          $1.25
2008 Third  Quarter                                   $1.25          $1.01
2008 Fourth Quarter                                   $1.10          $1.01

On April 8, 2009, the closing bid and asked prices on the OTCBB for our common stock were $0.15 and $1.55.

     As of April 9, 2009, we had approximatley 117 stockholders of record. At that date, we had 166,700 shares of common stock outstanding, of which 65,700 shares were held by the selling stockholders for sale pursuant to this prospectus. The remaining shares of common stock are eligible for sale pursuant to Rule 144. However, under Rule 144 as recently amended by the SEC, issuers like us are subject to Rule 144(i) and as a result, our shareholders who are not affiliates may use Rule 144 to sell their shares of common stock beginning one year after we have filed with the SEC current "Form 10 information" (as defined in Rule 144(i)) reflecting the fact that we are no longer a company described in Rule 144 (i)(1)(i). Warrants to purchase 930,000 shares of common stock were outstanding as of April 9, 2009. The holders of all of such warrants have registration rights with respect to the underlying shares of common stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS


     The following discussion of our results of operations and financial condition should be read in conjunction with our financial statements and the related notes appearing elsewhere in this prospectus. The following discussion includes forward-looking statements. For a discussion of important factors that could cause actual results to differ from results discussed in the forward-looking statements, see "Forward Looking Statements."

Overview

     We are a New York based company established in 2005 to offer Internet professional services. We provide our clients with an integrated set of strategic, creative and technology services that enable them to effect and maximize their Internet business. These services help our clients create and enhance relationships with their customers, staff, business partners and suppliers.

     Our strategic services include advising clients on developing business models for their Internet activities, identifying opportunities to improve operational efficiencies through online opportunities and planning for the operations and organization necessary to support an online business. Our creative services include developing graphic designs and Web sites for our clients. Our technology services include recommending and installing appropriate hardware and software networks to enable online sales, support and communication. We also manage the hosting of clients' websites in certain cases.

     Our business has been dependent upon a small number of clients. During the year ended December 31, 2008 we had only five clients.

     We do not believe that our business is seasonal. However, because our business is based on performing services under contracts which relate to specific projects, there may be a lag between the completion of one project and the commencement of the following project. This lag may cause some decline in revenues and a related decline in gross margin.

Critical Accounting Policies and Estimates

     The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with generally accepted accounting principles ("GAAP") in the United States. We believe the following are the critical accounting policies that impact the financial statements, some of which are based on management's best estimates available at the time of preparation. Actual experience may differ from these estimates.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates made by us include the valuation of the deferred tax asset allowance and the allowance for doubtful accounts.

Fair Value of Financial Instruments

     The amounts at which current assets and current liabilities are presented by us approximate their fair value due to their short-term nature.

Revenue Recognition

     We recognize revenue from our Internet consulting agreements as services are provided on a monthly and hourly basis, based on a standardized fee structure. We recognize revenues on web design projects upon completion of the project. Cash received from clients in advance of the completion of a project is recorded as a deposit.

Cash and Cash Equivalents

     Cash equivalents are comprised of certain highly liquid investments with maturity of three months or less when purchased. We maintain our cash in bank deposit accounts, which at times may exceed federally insured limits. We have not experienced any losses to date as a result of this policy.

Accounts Receivable

     Accounts receivable are recorded at their estimated realizable value. An allowance for doubtful accounts is estimated by us through evaluation of significant past due accounts. Accounts are deemed past due when payment has not been received within the stated time period. Our policy is to review individual past due amounts periodically and write off amounts for which all collection efforts are deemed to have been exhausted. As of December 31, 2008, no allowance was deemed necessary.

Income Taxes

     We follow the  provisions  of Statement of Financial  Accounting  Standards
Board No. 109, "Account for Income Taxes," and Financial Accounting Standards Board Interpretation No. 48 "Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109" which require the use of the liability method of accounting for income taxes. The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements. The resulting deferred assets or liabilities are adjusted to reflect changes in tax laws as they occur. A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized.

     Effective January 1, 2007, the Company adopted the provisions of Financial Accounting Standards Board (FASB) Interpretation No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109" (FIN
48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in the Company's financial statements in accordance with FASB Statement 109, "Accounting for Income Taxes," and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a taxposition taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, Interest and penalties, accounting in interim periods, disclosure and transition.

     At the adoption date of January 1, 2007 and at December 31, 2007 and 2008, the Company did not have any unrecognized tax benefits. The Company's policy is to classify assessments if any, for tax related interest as interest expenses and tax related penalties as general and administrative expenses. The Company currently has no federal or state tax examinations in progress and the 2006, 2007 and 2008 tax years are subject to federal and state examinations.

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations, which replaces SFAS No. 141. The statement retains the purchase method of accounting for acquisitions, but requires a number of changes, including changes in the way assets and liabilities are recognized in the purchase accounting. It also changes the recognition of assets acquired and liabilities assumed arising from contingencies, requires the capitalization of in-process research and development at fair value, and requires the expensing of acquisition-related costs as incurred. SFAS No. 141R is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company does not expect the adoption of SFAS No. 141R to have an effect on its financial statements.

     In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Financial Statements, an amendment of ARB 51, which changes the accounting and reporting for minority interests. Minority interests will be recharacterized as noncontrolling interests and will be reported as a component of equity separate from the parent's equity, and purchases or sales of equity interests that do not result in a change in control will be accounted for as equity transactions. In addition, net income attributable to the noncontrolling interest will be included in net income on the face of the income statement and, upon a loss of control, the interest sold, as well as any interest retained, will be recorded at fair value with any gain or loss recognized in earnings. SFAS No. 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company does not expect the adoption of SFAS No. 160 to have an effect on its financial statements.

     In March 2007, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB Statement No. 133. SFAS No. 161 gives financial statement users better information about the reporting entity's hedges by providing for qualitative disclosures about the objectives and strategies for using derivatives, quantative data about the fair value of and gains and losses on derivative contracts, and details of credit-risk-related contingent features in their hedged positions. The standard is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged, but not required. We do not anticipate the adoption of SFAS No. 161 will have a material effect on the Company's financial statements.

     Management does not believe that any recently issued, not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Results of Operations

     The following table sets forth our statements of operations for the years ended December 31, 2008 and December 31, 2007:

                                            Year ended               Year ended
                                          December 31, 2008          December 31, 2007

Consulting Income                              $14,025                  $14,275

Cost of revenue                                   $250                     $225

Gross Profit                                   $13,775                  $14,050

Other Income                                      $640                   $1,550

Selling, general and administrative expenses   $30,671                  $46,310

(Loss) before income tax expense (benefit)    ($16,256)                ($30,710)

Income tax expense (benefit)                        -0-                      -0-

Net (loss)                                    ($16,256)                ($30,710)


     Year Ended December 31, 2008 and Year Ended December 31, 2007.

     Revenues. Consulting income for 2008 was $14,025 as to compared to $14,275 in 2007. The decrease in consulting income is attributable to fewer consulting projects completed for new and existing clients in 2008.

     Cost of Revenues; Gross Margin. Cost of revenues was $250 in 2008 compared to $225 in 2007.

     Selling, General and Administrative Expenses. Our selling, general and administrative expenses were $30,671 in 2008, compared to $46,310 in 2007, due mainly to an decrease in legal and accounting expenses.

     No income tax benefit has been reflected in either period as management has determined that it is more likely than not that the net operating loss carryforwards will not be utilized in the future and, accordingly, the deferred tax asset of $12,903 (as of December 31, 2008) and $8,476 (as of December 31,
2007) has been fully reserved.

     Net Loss. As a result of foregoing, our net loss decreased to ($16,256), or ($0.10) per share (basic and diluted), for the year ended December 31, 2008, as compared with a net loss of ($30,710) or ($0.20) per share (basic and diluted), for the year ended December 31, 2007.

Liquidity and Capital Resources

     Liquidity is a measure of our ability to meet potential cash requirements, including planned capital expenditures. At December 31, 2008, we had working capital of $36,561 compared to working capital of $52,817 at December 31, 2007, principally as a result of our net loss from operations in fiscal 2008.

     We raised gross proceeds of $65,700 from the sale of shares of common stock in March 2007. $6,500 were used to pay offering expenses and the balance has been and will be used for working capital purposes.

     Management believes that based on current levels of operations and anticipated growth, cash flows from operations will be sufficient to fund anticipated expenses for the next 12 months.

     While uncertainties relating to competition, the industries and geographical regions served by us and other regulatory matters exist within the Internet professional services industry, management is not aware of any trends or events likely to have a material adverse effect on liquidity or its financial statements. To the extent that these factors result in a decline in our revenue, our liquidity may be affected.

Off Balance Sheets Arrangements

     We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

BUSINESS

General

     We are an Internet professional services firm. We provide our clients with an integrated set of strategic, creative and technology services that enable them to effect and maximize their Internet business. These services help our clients create and enhance relationships with their customers, staff, business partners and suppliers.

     Our strategic services include advising clients on developing business models for their Internet activities, identifying opportunities to improve operational efficiencies through online opportunities and planning for the operations and organization necessary to support an online business. Our creative services include developing graphic designs and web sites for our clients. Our technology services include recommending and installing appropriate hardware and software networks to enable online sales, support and communication. We also manage the hosting of clients' websites in certain cases.

Industry Overview

     The Internet has become an integral part of many people's lives. The Internet is increasingly being used to find information, communicate and conduct business. The increasing acceptance of the Internet has created significant opportunities for companies that seek to grow and demand increased efficiencies. Many companies are taking advantage of the Internet's opportunities to strengthen customer relationships, improve operational efficiency and spur product innovation.

     Developing successful Internet businesses that promote interactive relationships requires a special set of capabilities. Developers of these businesses must provide integrated strategy, creative technology and project management services. In addition, developers must have the ability to understand the needs of customers and fulfill them. Further, companies often lack the management and technical infrastructure required to develop and support Internet services.

     Therefore,   companies  seeking  to  do  business  over  the  Internet  are increasingly engaging Internet professional services firms to provide integrated strategy, creative, technology and project management services.

Our Services

     We provide fully integrated Internet professional services to our clients to enable them to develop and enhance their interactive capabilities. We develop Internet services and strategies that add value to our clients' businesses. The services we can provide include strategic planning, Web site content development, graphic design and computer programming. The following is a description of the aspects of our services:

     We help clients develop Internet strategies for their businesses. We work closely with our clients to understand and analyze their businesses. We help our clients develop their Internet strategies in the context of their business and marketing goals. Our strategic services include assisting our clients in:

o developing Internet strategies to reach new customers less expensively and to better reach existing customers;

o    improving the efficiency of internal operations; and,

o promoting customer loyalty for our clients through effective Internet communication.

Internet Commerce and Communication Services

     We help our clients use the Internet as an effective means of dealing with their customers. We help create Websites for our clients that reflect the entire customer relationship, including:

o    introducing relevant, customized information, products and services;

o    demonstrating the benefits of our clients' products and services; and,

o    permitting customers to efficiently effect transactions with our clients.

Creative Services

     We assist clients in designing websites that are user-friendly and that effectively present our clients' products and services. We work closely with our clients to understand their products and services and the needs of their customers. We advise clients on how they can bring their product and service online. We also offer web site maintenance services, where we manage the hosting of a client's web site.

Systems

     We recommend and install appropriate hardware and software networks that support our clients' Internet strategies. We can also adapt and develop custom software solutions and build add-on components to our clients' existing software applications.

Current Contracts

     As of December 31, 2008, we had performed consulting or design services for seven clients.

     On August 1, 2006, we entered into an agreement with Chocolate Printing Company, Inc. ("CPC") pursuant to which we, among other things, assist CPC in the development of its on-line business strategy. We are paid an advisory fee of $700 per month plus $150 per hour for each hour (in excess of four hours per month) we provide services to CPC during the term of the agreement.

     Our other four clients have engaged us to complete various graphic design projects and to design, build and manage the hosting of their websites.

Growth Strategy

     We believe that our business can grow in two ways. The first would be to expand internally by hiring more employees, completing additional consulting or design projects entering into additional agreements with clients and/or partnering with third parties. The second would be through acquisitions or mergers with other entities in its or other businesses.

     On March 12, 2007 we entered into an agreement with Ronny Bergman pursuant to which Mr. Bergman agreed to provide web programming services for our clients on a nonexclusive basis. These services include writing the computer code for a client's website to enable the website to be fully operational on the Internet.

Selection of Business Opportunities

     We anticipate that in the event that we elect to seek a business opportunity, such as a merger or acquisition, the selection of a business opportunity in which to participate will be complex and extremely risky. Management believes (but has not conducted any research to confirm) that being a public corporation will help us find an acquisition candidate for the following reasons; facilitate and improve the terms on which additional equity financing may be sought, provide incentive stock options or similar benefits to key employees, increase the opportunity to use securities for acquisitions, provide liquidity for shareholders, and other factors. Management anticipates that business opportunities may be available in many different industries, both within and without the Internet professional services industry and at various stages of development, all of which make the task of comparative investigation and analysis of such business opportunities difficult and complex.

     We will have limited capital with which to provide the owners of business entities with any cash or other assets which may be attractive. Management has not conducted market research and is not aware of statistical data to support the perceived benefits of a business combination for the owners of a target company.

     The analysis of new business opportunities will be undertaken by, or under the supervision of, our officers and directors, who are not professional business analysts. In analyzing prospective business opportunities, management may consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the company after the business combination; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification; and other relevant factors.

     We may acquire a venture which is in its preliminary or development stage, which is already in operation, or in any stage of its business life. It is impossible to predict at this time the status of any business in which we may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which we may offer.

     With respect to negotiations with a target company, management expects to focus on the percentage of the company which target company shareholders would acquire in exchange for their shareholdings in the target company. Any merger or acquisition effected by us can be expected to have a significant dilutive effect on the percentage of shares held by our shareholders at such time.

Marketing

     We intend to develop a marketing team which we believe will be crucial to our future growth and success. The marketing team would be engaged full-time to develop our brand and image recognition. We intend to participate in executive seminars, trade shows and market research. In addition, we may make presentations at seminars and advertise our services in the print or other media to improve our visibility.

Competition

     We engage in a highly competitive and fragmented industry. Almost all of our competitors are, on an overall basis, larger than us or are subsidiaries of larger companies, and therefore may possess greater resources than us. Furthermore, because our business does not usually require large amounts of capital, there is relative ease of market entry for a new entrant possessing acceptable professional qualifications. Accordingly, we compete with regional, national, and international firms.

     Competition for our service is based primarily on reputation, track record, experience, quality of service and price.

Properties

     We have no properties and at this time have no agreements to acquire or lease any properties. We currently use the offices of management at no cost. The amount of office space used by us is insignificant. Management has agreed to continue this arrangement until we require larger space. Management believes that office space will be available at reasonable rents when such space is needed.

Intellectual Property Rights

     We have no proprietary software or products. We rely on non-disclosure agreements with our employees to protect the proprietary software and other proprietary information of our clients. Any unauthorized use or disclosure of this information could harm our business.

Personnel

     We currently employ one individual, David Stahler, our President.

Legal Proceedings

     We are not presently party to any material legal proceeding nor are we aware of any material pending or potential legal proceeding which may be initiated against us.

MANAGEMENT

Directors and Executive Officers

     The following table sets forth certain information with respect to our directors and executive officers.

Name               Age          Position

David Stahler      24           President, Chief Financial Officer, Secretary
                                and Director

     Mr. Stahler, 24, has since 2006 provided Internet professional services to our clients and other companies. Such services include designing graphic and advertising materials and providing advice with respect to websites and Internet and other marketing campaigns. In 2008, Mr. Stahler received his B.A. degree in psychology with a minor in finance from Touro College in New York. Mr. Stahler has also provided mentoring and counseling services to college-age adults.

Executive Compensation

     To date no compensation has been paid to Mr. Stahler. On January 1, 2007 Mr. Stahler entered into an employment agreement (the "Employment Agreement") with us. The Employment Agreement has an initial term of three years and provides that Mr. Stahler will receive compensation of $40,000 per annum once our annualized revenue exceeds $300,000 on a quarterly basis ("Revenue Target"). The Employment Agreement requires Mr. Stahler to devote such of his working time to our business as we and Mr. Stahler determine is necessary for the performance of his duties under the Employment Agreement. Mr. Stahler has agreed to devote all of his business time to our business once we reach the Revenue Target, or earlier, if circumstances require.

Compensation Plans

     We do not have any stock option or compensation plan. Other than the issuance of a warrant to purchase 5,000 shares of our common stock at an exercise price of $0.05 per share in January 2009 to a consultant for financial advisory services, we have never issued any stock-based compensation nor have any stock options or restricted stock grants been issued through the date of this Registration Statement.

Compensation of Directors

     Directors do not receive any direct or indirect compensation for serving in such capacity. We will reimburse directors for all reasonable costs and expenses incurred in connection with attending or participating in meetings of the Board.

Committees of the Board

     The Board does not have an audit, nominating or compensation committee. The selection of nominees for the Board is made by the entire Board. Our sole director is not independent.

PRINCIPAL STOCKHOLDERS

The following table provides information as to shares of common stock beneficially owned as of April 9, 2009 by:

o    each director;

o    each officer named in the summary compensation table;

o each person owning of record or known by us, based on information provided to us by the persons named below, to own beneficially at least 5% of our common stock; and

o    all directors and executive officers as a group.

Name                             Shares of Common Stock
                                 Beneficially Owned              Percentage (1)

David Stahler                            53,600                       32.2%
64 Beaver Street
Suite 233
New York, New York 10004

All officers and directors as a group    53,600                       32.2%
(1 person)

(1) Based on a total of 166,700 shares outstanding as of April 9, 2009.

     Except as otherwise indicated each person has the sole power to vote and dispose of all shares of common stock listed opposite his name. Each person is deemed to own beneficially shares of common stock which are issuable upon exercise or conversion of currently convertible securities. Currently convertible securities are warrants or options or convertible securities which are exercisable or convertible within 60 days of April 9, 2009. The beneficial ownership of each person named is determined in accordance with the rules of the Securities and Exchange Commission under the Securities Exchange Act of 1934. Under these rules, a person is deemed to beneficially own the total number of shares of common stock which he or she owns plus the number of shares of common stock which are issuable upon exercise of currently exercisable securities. The percentage ownership of each person is the percentage that the number of shares beneficially owned by that person bears to the sum of (a) the outstanding common stock plus (b) the shares of common stock issuable upon exercise or conversion of those currently convertible securities that are owned by that stockholder.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We use office space provided to us by our President, David Stahler, at no cost to us. The amount of office space used by us is insignificant.

     The mother of our President is a co-trustee of a trust which owns approximately 18% of the capital stock of Chocolate Printing Company, Inc., one of our clients.

                       DESCRIPTION OF CAPITAL STOCK

     Our authorized capitalization consists of 2,000,000 shares of preferred stock, par value $.0001 per share, and 10,000,000 shares of common stock, par value $.0001 per share. As of April 9, 2009, 166,700 shares of common stock were outstanding. Our outstanding common stock is held by approximately 117 stockholders of record.

Common Stock

     Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and are entitled to share in such dividends as the board of directors, in its discretion, may declare from funds legally available. In the event of liquidation, each outstanding share entitles its holder to participate ratably in the assets remaining after payment of liabilities.

     Our directors are elected by a plurality vote. Because holders of common stock do not have cumulative voting rights, holders or a single holder of more than 50% of the outstanding shares of common stock present and voting at an annual stockholders meeting at which a quorum is present can elect all of our directors. Our stockholders have no preemptive or other rights to subscribe for or purchase additional shares of any class of stock or of any other securities. All outstanding shares of common stock are, and those issuable upon conversion of the preferred stock and exercise of the warrants will be, upon such conversion or exercise, validly issued, fully paid, and non-assessable.

     The transfer agent for our common stock is American Stock Transfer & Trust Company.

Preferred Stock

     The board of directors is authorized to issue up to 2,000,000 shares of preferred stock which may be issued in series from time to time with such designations, rights, preferences and limitations as the Board of Directors may declare by resolution. To date no shares of preferred stock have been issued.

     The rights, preferences and limitations of separate series of preferred stock may differ with respect to such matters as may be determined by the board of directors, including, without limitation, the rate of dividends, method and nature of payment of dividends, terms of redemption, amounts payable on liquidation, sinking fund provisions (if any), conversion rights (if any) and voting rights. The potential exists, therefore, that additional shares of preferred stock might be issued which would grant dividend preferences and liquidation preferences to preferred stockholders over common stockholders. Unless the nature of a particular transaction and applicable statute require such approval, the board of directors has the authority to issue shares of preferred stock without stockholder approval. The issuance of preferred stock may have the effect of delaying or preventing a change in control without any further action by stockholders.

Warrants

     As of April 9, 2009 warrants to purchase 930,000 shares of common stock at an exercise price of $0.05 per share were outstanding. The holders thereof have cashless exercise rights. These warrants are exercisable until June 30, 2016, provided that the warrants are not exercisable prior to June 30, 2009 unless there is a "Change in Control" (as defined in the warrants) in us, in which event the warrants will be exercisable at any time after seventy (70) days following such Change in Control and until June 30, 2016.

Delaware Law Provisions

     We are subject to the provisions of Section 203 of the Delaware General Corporation Law statute. Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation's voting stock.

     Our certificate of incorporation contains certain provisions permitted under Delaware General Corporation Law relating to the liability of directors. The provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, except in certain circumstances where such liability may not be eliminated under applicable law. Further, our certificate of incorporation contains provisions to indemnify our directors and officers to the fullest extent permitted by Delaware General Corporation Law.

Penny-Stock Rules

     The SEC has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share, subject to certain exceptions, and is not listed on the a registered stock exchange or the NASDAQ Stock Market (although the $5.00 per share requirement may apply to NASDAQ listed securities) or has net tangible assets in excess of $2,000,000, if the issuer has been in continuous operation for at least three years, or $5,000,000, if the issuer has been in continuous operation for less than three years; or has average revenue of at least $6,000,000 for the last three years.

     As a result, our common stock is subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our securities and may affect your ability to sell our securities in the secondary market and the price at which you can sell our common stock.

     According to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

o Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

o Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

o    "Boiler  room"   practices   involving  high  pressure  sales  tactics  and
     unrealistic price projections by inexperienced sales persons;

o Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

o The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.


     Purchasers of penny stocks may have certain legal remedies available to them in the event the obligations of the broker-dealer from whom the penny stock was purchased violates or fails to comply with the above obligations or in the event that other state or federal securities laws are violated in connection with the purchase and sale of such securities. Such rights include the right to rescind the purchase of such securities and recover the purchase price paid for them.

     Because our stock is a "penny stock" we do not have the safe harbor protection under federal securities laws with respect to forward-looking statement.

EXPERTS

     The financial statements for the years ended December 31, 2008 and December 31, 2007 included in this prospectus to the extent and for the periods indicated in its report, have been audited by Raich Ende Malter & Co., LLP, independent registered public accountants, and are included herein in reliance upon the authority of such firm as an expert in accounting and auditing in giving such report.

LEGAL MATTERS

     The validity of the shares of common stock offered through this prospectus was passed on by Ellenoff Grossman & Schole LLP. David Selengut, a member of such firm, beneficially owns 7,100 shares of our Common Stock.

HOW TO GET MORE INFORMATION

     We file annual, quarterly and periodic reports, proxy statements and other information with the Securities and Exchange Commission using the Commission's EDGAR system. You are able to inspect these documents and copy information from them at the Commission's public reference room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

     We have filed a registration statement with the Commission relating to the offering of the shares. The registration statement contains information which is not included in this prospectus. You may inspect or copy the registration statement at the Commission's public reference facilities or its website.

     You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with any information that is different.

INDEX TO FINANCIAL STATEMENTS

                                                                   Page

Report of Independent Registered Public Accounting Firm             F-1

Balance Sheets as of December 31, 2008 and December 31, 2007        F-2

Statements of Operations for the Years ended December
31, 2008 and December 31, 2007                                      F-3

Statements of Changes in  Stockholders'  Equity for
the Years ended December 31, 2008 and December 31, 2007             F-4

Statements  of Cash  Flows for the  Years ended December            F-5
31, 2008 and December 31, 2007

Notes to Financial Statements                                       F-6

FLORHAM CONSULTING CORP. FINANCIAL STATEMENTS


   REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Florham Consulting Corp.
New York, New York

     We have audited the accompanying balance sheets of Florham Consulting Corp. as of December 31, 2008 and 2007, and the related statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 2008 and December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing auditing procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Florham Consulting Corp. as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years ended December 31, 2008 and December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.





/s/ Raich Ende Malter & Co. LLP
__________________________________
    Raich Ende Malter & Co. LLP
    New York, New York
    March 30, 2009

                          Florham Consulting Corp.
                               Balance Sheets


                                                     As of December 31,
                                                   ----------------------

                                                2008                  2007
                                            -------------        -------------

ASSETS

CURRENT ASSETS

   CASH                                         $ 34,853         $ 52,061
   ACCOUNTS RECEIVABLE                             8,525            6,350
                                            ----------------   ---------------
TOTAL ASSETS                                    $ 43,378         $ 58,411
                                             ===============    ==============


 LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES
    ACCRUED EXPENSES                           $  6,617          $  5,594
    CUSTOMER DEPOSITS                               200                -0-
                                           ----------------    ---------------
TOTAL CURRENT LIABILITITES                        6,817             5,594
                                           ----------------    ---------------
 STOCKHOLDERS' EQUITY

 PREFERRED STOCK $0.0001 PAR VALUE,
 AUTHORIZED 2,000,000 SHARES, ISSUED-NONE             -                  -

 COMMON STOCK $0.0001 PAR VALUE,
 AUTHORIZED 10,000,000 SHARES,
 ISSUED & OUTSTANDING 166,700 AND 166,700
 SHARES as of December 31, 2008 and 2007,
 RESPECTIVELY                                        17                 17

 ADDITIONAL PAID IN CAPITAL                      91,683             91,683

 ACCUMULATED DEFICIT                            (55,139)           (38,883)
                                             ----------------    -------------

 TOTAL STOCKHOLDERS' EQUITY                      36,561             52,817
                                             ----------------    -------------

 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $ 43,378           $ 58,411
                                             ================    ==============





                THE ACCOMPANYING NOTES ARE AN INTEGRAL
                  PART OF THESE FINANCIAL STATEMENTS

                        Florham Consulting Corp.
                        Statements of Operations


                                 For the Year Ended          For the Year Ended
                                  December 31, 2008           December 31, 2007
                              ------------------------        -----------------


CONSULTING REVENUES                  $    14,025                 $  14,275

COST OF SERVICES                             250                       225
                                     ----------------         ----------------

GROSS PROFIT                         $    13,775                 $  14,050


GENERAL & ADMINISTRATIVE EXPENSES         30,671                    46,310

OTHER INCOME                                 640                     1,550
                                     -----------------         ----------------

NET (LOSS)                           $    (16,256)                $ (30,710)
                                     -----------------         ----------------
                                     -----------------         ----------------

(LOSS) PER COMMON SHARE
BASIC AND DILUTED                    $      (0.10)                 $  (0.20)
                                     -----------------         ----------------
                                     -----------------         ----------------



WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING-BASIC AND DILUTED       166,700                    151,040
                                      ----------------         ----------------
                                      ----------------         ----------------


                THE ACCOMPANYING NOTES ARE AN INTEGRAL
                  PART OF THESE FINANCIAL STATEMENTS

                          Florham Consulting Corp.
               Statements of Changes in Stockholders' Equity




                                                                        ADDITIONAL      STOCK            TOTAL
                     PREFERRED         COMMON       COMMON               PAID-IN       ACCUMULATED   STOCKHOLDERS'
                      STOCK            STOCK       STOCK WARRANTS        CAPITAL         DEFICIT         EQUITY
                     --------          -------    --------------      -----------      ----------    -----------
                   Shares Amount      Shares Amount  Shares
                   ------ ------      ------ ------  ------


BALANCE-
January 1, 2007       -   $-      101,000   $10    925,000              $25,990         $(8,173)       $17,827

PROCEEDS FROM
SALE OF
COMMON STOCK                       65,700     7                          65,693                         65,700

NET (LOSS)                                                                              (30,710)       (30,710)
                     ------------------------------------------------------------------------------------------

BALANCE -             -  -$-     166,700    $17    925,000             $ 91,683        $(38,883)       $52,817
DECEMBER 31, 2007

NET (LOSS)                                                                              (16,256)       (16,256)
                     ------------------------------------------------------------------------------------------

BALANCE -             -  -$-     166,700    $17    925,000             $ 91,683        $(55,139)       $36,561
DECEMBER 31, 2008    --- ---     --------  -----  ---------            ---------       ----------     ---------
                     --- ---     --------  -----  ---------            ---------       ----------     ---------









                THE ACCOMPANYING NOTES ARE AN INTEGRAL
                  PART OF THESE FINANCIAL STATEMENTS

                        Florham Consulting Corp.
                        Statements of Cash Flow


                                    For the Year Ended       For the Year Ended,
                                    December 31, 2008        December 31, 2007
                                   ------------------         -----------------

CASH FLOWS FROM OPERATING ACTIVITIES

NET (LOSS)                                  $ (16,256)               $(30,710)
Adjustments to reconcile net loss
to net cash (used in) provided by
operating activities:
Changes in asset and liability balances:
Accounts receivable                            (2,175)                 (5,650)
Accrued liabilities                             1,223                  (6,399)
                                         ---------------         --------------

NET CASH PROVIDED BY (USED IN)
OPERATING ACTIVITIES                        $(17,208)               $ (42,759)
                                         ---------------         --------------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock             0                   65,700
                                         ---------------         --------------

NET CASH PROVIDED BY FINANCING ACTIVITIES          0                   65,700
                                        ---------------          --------------


NET INCREASE IN CASH                         $(17,208)               $ 22,941

CASH -- beginning of period                   $52,061                $ 29,120
                                        ---------------          --------------

CASH --  end of period                        $34,853                $ 52,061
                                        ================         ==============





                THE ACCOMPANYING NOTES ARE AN INTEGRAL
                  PART OF THESE FINANCIAL STATEMENTS

                            FLORHAM CONSULTING CORP.
                         NOTES TO FINANCIAL STATEMENTS
                               December 31, 2008

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Florham Consulting Corp. (the "Company") was organized under the laws of the State of Delaware on February 9, 2005 to offer consulting and web design services. In 2005 the Company was a development stage enterprise. In 2006, the Company entered into its first Internet consulting agreement and since then, has completed web design and project work for another six clients. The Company's clients are currently located in New York.

     On June 28, 2006, the Company was recapitalized as follows: All outstanding shares and warrants were exchanged, for no additional consideration, for an aggregate of 101,000 shares of common stock and warrants to purchase 925,000 shares of common stock. The accompanying financial statements reflect the recapitalization as if it had occurred at inception.

         Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates made by management include the valuation of the deferred tax asset allowance and the allowance for doubtful accounts.

         Fair Value of Financial Instruments

     Effective January 1, 2008, the Company adopted both FAS 157 and FAS 159 without any effect.

     Statement of Financial Accounting Standards (SFAS) No. 157, "Fair Value Measurements", (SFAS 157) defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. SFAS 157 applies to other accounting pronouncments that require the use of fair value measurements. A fair value measurement assumes that the transaction to sell an asset or transfer a liability occurs in the principal market for the asset or liability, or, in the absence of a principal market, the most advantageous market for the asset or liability.

     SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement 115", (SFAS 159) permits an entity to elect to measure various financial instruments and certain other items at fair value that are not currently required to be measured at fair value. Unrealized gains and losses on items for which the fair value option has been elected should be reported in earnings at each subsequent reporting date.

     The amounts at which current assets and current liabilities are presented approximate their fair value due to their short-term nature.

         Cash and Cash Equivalents

     Cash equivalents are comprised of certain highly liquid investments with maturity of three months or less when purchased. We maintain our cash in bank deposit accounts, which at times may exceed federally insured limits. We have not experienced any losses to date as a result of this policy.

         Revenue Recognition

     The Company recognizes revenue from its Internet consulting agreements as services are provided on a monthly and hourly basis, based on a standardized fee structure. The Company recognizes revenues on web design projects upon completion of the project. Cash received from clients in advance of the completion of a project is recorded as a deposit.

        Accounts Receivable

     Accounts receivable are recorded at their estimated realizable value. An allowance for doubtful accounts is estimated by management through evaluation of significant past due accounts. Accounts are deemed past due when payment has not been received within the stated time period. The Company's policy is to review individual past due amounts periodically and write off amounts for which all collection efforts are deemed to have been exhausted. As of December 31, 2008 no allowance is deemed necessary.

         Income Taxes

     The Company follows the provisions of Statement of Financial Accounting Standards Board No. 109, "Accounting for Income Taxes," which requires the use of the liability method of accounting for income taxes. The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements. The resulting deferred tax assets or liabilities are adjusted to reflect changes in tax laws as they occur. A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized.

     On January 1, 2007, the Company adopted Financial Accounting Standards Board (FASB) Interpretation No. 48, "Accounting for Uncertainty in Income Taxes
- an interpretation of FASB Statement No. 109" (FIN 48). There was no impact on the Company's financial position, results of operations or cash flows at December 31, 2008 and 2007 and for the year then ended as a result of implementing FIN 48. At the adoption date of January 1, 2007 and at December 31, 2008 and 2007, the Company did not have any unrecognized tax benefits. The Company's practice is to recognize interest and/or penalties related to income tax matters in income tax expense. As of January 1, 2007 and December 31, 2008 and 2007, the Company had no accrued interest or penalties. The Company currently has no federal or state tax examinations in progress nor has it had any federal or state tax examinations since its inception. All of its tax years are subject to federal and state tax examination.

Loss Per Common Share

     The Company has adopted Statement of Financial Accounting Standards No. 128, Earnings Per Share, which modified the calculation of earnings per share ("EPS"). This statement replaced the previous presentation of primary and fully diluted EPS to basic and diluted EPS. Basic EPS is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS includes the dilution of common stock equivalents, and is computed similarly to fully diluted EPS pursuant to Accounting Principles Board (APB) Opinion 15.

     Basic loss per common share is calculated by dividing net loss by the weighted average number of shares of common stock outstanding. Stock warrants have not been included in the calculation of diluted loss per share, as the effect would have been antidilutive. Accordingly, basic and dilutive loss per share are the same for the Company.

Loss Per Share

                         For the                    For the
                        Year Ended                 Year Ended
                      December 31, 2008          December 31, 2007

  Basic and diluted       $(0.10)                   $ (0.20)

Recent Accounting Pronouncements

     In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations, which replaces SFAS No. 141. The statement retains the purchase method of accounting for acquisitions, but requires a number of changes, including changes in the way assets and liabilities are recognized in the purchase accounting. It also changes the recognition of assets acquired and liabilities assumed arising from contingencies, requires the capitalization of in-process research and development at fair value, and requires the expensing of acquisition-related costs as incurred. SFAS No. 141R is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company does not expect the adoption of SFAS No. 141R to have an effect on its financial statements.

     In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Financial Statements, an amendment of ARB 51, which changes the accounting and reporting for minority interests. Minority interests will be recharacterized as noncontrolling interests and will be reported as a component of equity separate from the parent's equity, and purchases or sales of equity interests that do not result in a change in control will be accounted for as equity transactions. In addition, net income attributable to the noncontrolling interest will be included in net income on the face of the income statement and, upon a loss of control, the interest sold, as well as any interest retained, will be recorded at fair value with any gain or loss recognized in earnings. SFAS No. 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company does not expect the adoption of SFAS No. 160 to have an effect on its financial statements.

     In March 2007, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB Statement No. 133. SFAS No. 161 gives financial statement users better information about the reporting entity's hedges by providing for qualitative disclosures about the objectives and strategies for using derivatives, quantative data about the fair value of and gains and losses on derivative contracts, and details of credit-risk-related contingent features in their hedged positions. The standard is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged, but not required. We do not anticipate the adoption of SFAS No. 161 will have a material effect on the Company's financial statements.

     Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE B - INCOME TAXES

     Deferred tax assets and liabilities are determined using enacted tax rates for the effects of net operating losses and temporary differences between the book and tax bases of assets and liabilities. Certain judgments are made relating to recoverability of deferred tax assets, uses of tax loss carry forwards, level of expected taxable income and available tax planning strategies. At December 31, 2008 and 2007, the Company had net operating loss carryforwards of $55,139 and $38,883, respectively, available to reduce future
taxable  income  expiring  through  2028.   Management  has
determined that it is more likely than not that the net operating loss carryforwards will not be realized in the future and, accordingly, the deferred tax asset of $12,093 and $8,476, net of surtax exemption, has been fully reserved as of December 31, 2008 and 2007, respectively. The Company's valuation allowance increased by $3,617 during 2008. A reconciliation of the statutory income tax effective rate to the actual provision shown in the financial statements is as follows:



                                   For the year ended          For the Year ended
                                   December 31, 2008           December 31, 2007
                                 ------------------          ----------------------

(Loss) before income taxes      ($16,256)                     ($30,710)
                                ----------                     -------
                                ----------                     -------

Computed tax benefit at
statutory rate:

Federal                          ($5,527)     (34%)            ($10,441)        (34%)

State, Net of Federal Tax Effect    (862)     (5.3%)             (1,628)        (5.3%)

Surtax Exemption                   2,772       17.1%              5,835          19%

Net Operating Loss
Valuation allowance              $ 3,617       22.2%            $ 6,234        20.3%
                                   -------    -------           --------       ------

Total tax benefit                   $--        --%                $ --           --%

                                   -------    -------            --------      -------
                                   -------    -------            --------      -------


NOTE C - CAPITAL TRANSACTIONS

     The Company is authorized to issue 10,000,000 shares of $0.0001 par value common stock.

     On February 11, 2005, the Company issued to its founders 200,000 shares of common stock and 800,000 warrants in exchange for $1,000. On March 16, 2005, 25,000 shares of common stock were sold for $1.00 per share. In connection with this sale, the Company received cash of $5,000 in 2005 and a note receivable for $20,000 (the "Subscription Receivable"). On June 28, 2006, the Company was recapitalized as follows: All outstanding shares and warrants were exchanged, for no additional consideration, for an aggregate of 101,000 shares of common stock and warrants to purchase 925,000 shares of common stock at $0.05 per share. The holders of the warrants have cashless exercise rights. These warrants are exercisable until June 30, 2016, provided that the warrants are not exercisable prior to June 30, 2009 unless there is a "Change in Control" (as defined in the warrants) in the Company, in which event the warrants will be exercisable at any time after seventy (70) days following such Change in Control and until June 30, 2016.

     On September 28, 2006, the Subscription Receivable was satisfied by the receipt of $20,000 in cash.

     On March 29, 2007, the Company completed a private placement of 65,700 shares of common stock at $1.00 per share.

     On January 29, 2009, we issued a warrant to purchase 5,000 shares of our common stock for $0.05 per share to a consultant for financial advisory services rendered from October 2008 through January 2009. The warrant expires on June 30, 2016 but is not exercisable until June 30, 2012 except if there is a change in control of the Company prior to June 30, 2012. The fair value of the warrant at the date of issuance was $3,350 of which $2,512 was charged to operations in the fourth quarter of 2008 and is reflected as a current liability at December 31, 2008. The fair value of the warrant was determined by using the Black-Scholes valuation model employing a term of 7.4 years, risk free interest rate of 2.88%, volatility of 10%, forfeiture rate of 0.0%, and the fair market value of the common stock on the date of grant of $0.71 per share (the average of the closing bid and ask prices of the Company's common stock on the date of issuance).

     The Company is authorized to issue 2,000,000 shares of $0.0001 par value preferred stock with designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors of the Company. No shares have been issued.

The following table summarizes information on all warrants issued by us for the periods ended December 31, 2008 and 2007:


                                   For the year ended           For the Year ended
                                   December 31, 2008            December 31, 2007
                                   ------------------           -------------------
                                            Weighted                   Weighted
                                             Average                    Average
                                             Exercise                   Exercise
                                   Number     Price            Number    Price
                                   ______    _______           ______    _______

Outstanding -
Beginning of the year             925,000    $0.05             925,000    $0.05

Granted                                --    $ --                  --     $ --

Outstanding -
End of Year                       925,000    $0.05             925,000    $0.05
                                  =======   ======             =======    =====
Exercisable -
End of Year                                  $                            $
                                  =======   ======             =======    =====



The numbers and weighted average exercise prices of all warrants outstanding as of December 31, 2008 is as follows:

                Remaining Number     Weighted Average
Exercise        of Warrant Shares   Contractual Life    Weighted Average
 Price            Outstanding          (Years)           Exercise Price
________        _______________      _______________     _______________

$0.05             925,000                 7.5                $0.05
======            =======               ======              =======



NOTE D - RELATED PARTY TRANSACTIONS

     The Company utilizes the office space provided by its president at no cost to the Company. The amount of office space utilized by the Company is considered insignificant.

     On January 1, 2007, the Company entered into a three year employment agreement with its president, which shall be extended from year to year after the initial term. The president shall not be entitled to any cash compensation from the Company for his services until the Company's annualized revenues exceed $300,000 on a quarterly basis. At such time, the president shall be entitled to receive a salary of $40,000 per annum.

     The mother of the Company's president is a co-trustee of a trust which owns approximately 18% of the capital stock of Chocolate Printing Company, Inc., one of the Company's clients.

NOTE E - CONCENTRATION OF RISKS

     The Company's cash balances are maintained in a high quality bank checking account. Management deems all its accounts receivables to be fully collectible, and, as such, does not maintain any allowances for uncollectible receivables.


The  following  tables summarize  the  Company's   revenues  and  accounts
receivable by top clients:

                 Percent of total                 Percent of total
               consulting revenues                accounts receivable
             Year Ended December 31,              as of December 31,


                   2008      2007                    2008       2007
                  ------    ------                  ------     ------
Client A           60%       59%                     99%         99%

Client B           17%       32%                     -0-         -0-

Client C           16%       -0-                      1%         -0-

Client D           -0-        5%                     -0-         -0-

Part II

Item 13. Other Expenses of Issuance and Distribution

     The estimated expenses of the registration, all of which will be paid by the Company, are as follows:

Item                                                       Amount

SEC filing fee                                            $    30.70*

Printing and filing                                                0

Legal expenses, including blue sky                        $        0

Accounting expenses                                       $        0
                                                          ____________

Total                                                     $    30.70

  *Previously paid



INFORMATION NOT REQUIRED TO BE IN PROSPECTUS

Item 14. Indemnification of Officers and Directors

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

     Our certificate of incorporation provides that we will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

     The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director's duty of loyalty to the corporation or its stockholders; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; payments of unlawful dividends or unlawful stock repurchases or redemptions, or any transaction from which the director derived an improper personal benefit.

     Our certificate of incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, offices or controlling persons of the Company, pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

1. In January 2009 the Company issued a warrant to purchase 5,000 shares of common stock at an exercise price of $0.05 per share to a consultant for financial advisory services.

2. In March 2007 the Company sold 65,700 shares of common stock to 96 accredited investors at a purchase price of $1.00 per share for total proceeds of $65,700. Such sales were made in reliance upon the exemption from registration provided by Section 4(2) and Rule 506 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

3. In February 2005, the Company sold 200,000 shares of common stock and warrants to purchase an additional 800,000 shares of common stock at an exercise price of $.12 per share, to its founders, for a total consideration of $1,000. In March 2005, the Company sold 25,000 shares of common stock to one stockholder in exchange for $5,000 and a note (the "Note") in the principal amount of $20,000. In September 2006 the Note was satisfied by payment of $20,000 in cash. In June 2006, the Company was recapitalized as follows: All outstanding shares and warrants were exchanged, for no additional consideration, for an aggregate of 101,000 shares of common stock and warrants to purchase 925,000 shares of common stock at $0.05 per share. The holders of the warrants have cashless exercise rights. These warrants are exercisable until June 30, 2016, but the warrants are not exercisable prior to June 30, 2009, unless there is a "Change of Control" (as defined in the warrants) in the Company, in which event the warrants will be exercisable at any time after seventy (70) days following such Change in Control and until June 30, 2016. Such sales were made is reliance upon an exemption from registration provided under Section 4(2) of the Securities Act.

Item 16. Exhibits

Exhibit Number    Exhibit Description

3.1  Certificate of Incorporation (1)

3.2  By-Laws (1)

4.1  Form of warrant issued to warrant holders (1)

5.1  Opinion of Ellenoff Grossman & Schole LLP (1)

10.1 Agreement dated August 1, 2006 between the Registrant and Chocolate Printing Company, Inc. (1)

10.2 Employment Agreement dated as of January 1, 2007 between the Registrant and David Stahler (1)

10.3 Agreement dated March 12, 2007 between the Registrant and Ronny Bergman (1)

23.1 Consent of Ellenoff Grossman & Schole LLP ( Included in Exhibit 5.1) (1)


__________________________
(1) Filed as an exhibit to the Company's registration on Form SB-2, File No. 333-142212, which was declared effective on May 4, 2007 and incorporated herein by reference.


Item 17. Undertakings

     (a) The undersigned registrant hereby undertakes:

     1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     i. Include any  prospectus  required by section  10(a)(3) of the Securities
Act;

     ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     iii. Include any additional or changed material information on the plan of distribution.

     2. For determining   liability   under  the  Securities  Act,  treat  each
post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.


     3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


     4. For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:


     i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;


     ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned registrant;


     iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and


     iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.


     (b) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.


     (c) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.


     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-1 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 31st day of December 2009.


  FLORHAM CONSULTING CORP.




  By: /s/ DAVID STAHLER
     __________________
  Name:   David Stahler
 Title:   President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


Signature           Title                                       Date

/s/ David Stahler   President, Chief Financial Officer,   December 31, 2009
David Stahler       Secretary and Director
                   (Principal Executive, Financial and Accounting Officer)